EXHIBIT 99.3
EXHIBIT (a)(1)(C)
Notice of Guaranteed Delivery
for Tender of Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
D & K Healthcare Resources, Inc.
to
Spirit Acquisition Corporation
a wholly owned subsidiary of
McKesson Corporation
(Not to be used for signature guarantees)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 18, 2005, UNLESS THE OFFER IS EXTENDED.
      This Notice of Guaranteed Delivery, or a form substantially equivalent to it, must be used to accept the Offer (as defined below) if certificates representing Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach The Bank of New York (the “Depositary”) prior to the Expiration Date. This form may be delivered by hand or mailed to the Depositary. See Section 2 of the Offer to Purchase.
The Depositary for the Offer is:
THE BANK OF NEW YORK

By Hand:	By Mail:	By Overnight Courier:
The Bank of New York Reorganization Services P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York Reorganization Services 161 Bay State Road Braintree, MA 02184	The Bank of New York Reorganization Services 101 Barclay Street, 1-E Receive and Deliver Window New York, NY 10286
By Facsimile Transmission:
(For Eligible Institutions Only):
781-380-3388
To Confirm Facsimile Only:
781-843-1833, Ext. 200
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SPECIFIED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SPECIFIED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
      This form Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions to such Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:
      The undersigned hereby tenders to Spirit Acquisition Corporation, a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of McKesson Corporation, a Delaware corporation (“Parent”), upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase, dated July 22, 2005 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments and supplements to the Offer to Purchase and the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.01 per share (the “Common Stock”), of D & K Healthcare Resources, Inc., a Delaware corporation (“D&K”), including the associated preferred stock purchase rights and other rights (the “Rights” and, together with the Common Stock, the “Shares”) issued pursuant to the Rights Agreement, dated as of November 12, 1998, between D&K and Harris Trust and Savings Bank pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.
Name(s) of Record Holder(s):

(Please Print)
Number of Shares Tendered:

(Please Print)
Certificate No.(s) (if available):

(Please Print)
Address(es):

(Zip Code)

☐	Check if securities will be tendered by book-entry transfer
Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Dated: _______________, 2005

GUARANTEE
(Not to be used for signature guarantees)
          The undersigned, a participant in a Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case, with delivery of a Letter of Transmittal or facsimile thereof properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date hereof.
          The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period stated herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:

Address:

(Zip Code)
Area Code & Tel. No.:

Authorized Signature
Name:

Please Print
Title:

Dated: ____________________, 2005
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

4